Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts and Legal Matters” and to the use of our report dated October 28, 2021 relating to the consolidated financial statements of BriaCell Therapeutics Corp. in the Registration Statement Form F-3 and the related Prospectus of BriaCell Therapeutics Corp. dated March 10, 2022.

March 10, 2022	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Canada	Licensed Public Accountants